Exhibit 99.1

                       RICHARD LEWIS COMMUNICATIONS, INC.
                       ----------------------------------
                   PUBLIC RELATIONS * ADVERTISING * MARKETING
     1211 Avenue of the Americas, 43rd Floor, New York, New York 10036-8701
        Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
                                 www.rlcinc.com


FOR IMMEDIATE RELEASE
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                      NYMAGIC, INC. APPOINTS NEW DIRECTOR,
                             PROMOTES KALLOP TO COO,
                     TO RESTRUCTURE BOARD AT ANNUAL MEETING,
                                DECLARES DIVIDEND


February 26, 2004 - NYMAGIC, INC. (NYSE: NYM) announced today the appointment of David E. Hoffman as a new Director; its plans to restructure the Company's Board of Directors at the Company's next Shareholder Meeting; the promotion of A. George Kallop to Chief Operating Officer; and the declaration of a $0.06 per share dividend.

NYMAGIC, INC.'s Board of Directors, at its regularly scheduled meeting today, increased the size of the Board from 12 to 13 members and elected David E. Hoffman a Director. George Trumbull, Chairman and CEO, commented: "I am very pleased that David Hoffman has joined our Board. Dave brings with him a deep understanding of our industry and a wealth of experience after having worked for 23 years at Accenture and retiring as a partner in 2002. Dave spent most of his career consulting with companies in the insurance and financial services industries both in the U.S. and internationally. At the time of his retirement he was the Managing Partner of Accenture's Insurance, Banking and Investment Management practice."

Mr. Trumbull added, "To meet the corporate governance rules recently adopted by the New York Stock Exchange, we need to restructure our Board at our next Shareholders meeting so that we have a majority of independent Directors. To that end, four of our existing 13 Directors will not stand for re-election at our Annual Meeting in May. The Directors not standing for re-election are John
N. Blackman, Jr., Mark W. Blackman, Glenn R. Yanoff and A. George Kallop. All four of these Directors have made significant contributions to the growth and recent success of our company. All four will remain on the boards of our two insurance subsidiaries so that we can continue to benefit from their experience and expertise."

The Company also announced that the Board has named A. George Kallop as Chief Operating Officer of the Company. Commenting on the promotion of Mr. Kallop, Mr. Trumbull said, "Since George Kallop joined the Company in June 2002, he has made an enormous contribution to the Company and has played a key role in our turnaround and recent success. George's promotion reflects not only the significant contribution he has already made, but also the role he currently performs within the Company."


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The  Company  also   announced  that  the  Board  has  declared  a  dividend  to shareholders of NYMAGIC, INC. of $0.06 per share, payable on April 6, 2004 to shareholders of record on March 31, 2004.

NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in underwriting ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York, San Francisco and Chicago.

Any forward-looking statements concerning the Company's operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company's performance in 2003 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates, which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, the estimation of loss reserves and loss reserve development, net loss retention, the effect of competition, the ability to collect reinsurance recoverables, the availability and cost of reinsurance, changes in the ratings assigned to the Company by rating agencies and other risks and uncertainties as included in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results for the 2004 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.


CONTACT: George R. Trumbull, Chairman and Chief Executive Officer of NYMAGIC, INC., (212) 551-0610